[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 1, 1999 THROUGH NOVEMBER 30, 1999
                                                                              Total   % of
                                                                   Shares     Shares  Offering                        Shares
                               Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                      PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   11/30/99
Illuminet Holdings, Inc.       10/07/99 4,400    0.00%    $19.00   22,500     3,900   0.58%    Morgan Stanley         0
World Wrestling Federation     10/18/99 96,700   0.00%    $17.00   133,000    10,000  1.33%    Bear Stearns           0
Radio Unica Communications     10/18/99 58,700   0.00%    $16.00   79,600     6,840   1.16%    Salomon Smith Barney   0
Martha Stewart Living Omnimedia10/18/99 23,000   0.00%    $18.00   31,200     7,200   0.43%    Morgan Stanley         0
Crossroads Systems             10/19/99 1,600    0.00%    $18.00   9,500      3,500   0.27%    SG Cowen Securities    0
Aether Systems, Inc.           10/20/99 14,800   0.00%    $16.00   89,400     6,000   1.49%    Merrill Lynch          0
Calpine Corp.                  10/27/99 382,400  0.00%    $46.31   447,200    7,200   6.21%    CS First Boston Corp.  247,500
Predictive Systems, Inc.       10/27/99 5,200    0.00%    $18.00   31,300     4,000   0.78%    BancBoston Robertson   0
Expedia, Inc.                  11/10/99 2,300    0.00%    $14.00   8,300      5,200   0.16%    Goldman, Sachs & Co.   0
Somera Communications          11/12/99 46,700   0.00%    $12.00   49,600     8,500   0.58%    Lehman Brothers, Inc.  0
Metasolv Software              11/18/99 6,100    0.00%    $19.00   18,300     5,000   0.37%    Morgan Stanley         0
Symyx Technologies, Inc.       11/18/99 41,300   0.00%    $14.00   134,100    5,538   2.42%    Invemed Assoc.         186,000
Exactis.com                    11/19/99 2,600    0.00%    $14.00   7,900      3,800   0.21%    Thomas Weisel Partners 0
Mediaplex                      11/19/99 7,900    0.00%    $12.00   21,400     6,000   0.36%    Lehman Brothers, Inc.  0
Deltathree.com                 11/22/99 4,500    0.00%    $15.00   13,800     6,000   0.23%    Lehman Brothers, Inc.  0
Smarterkids.com                11/23/99 1,000    0.00%    $14.00   3,100      4,500   0.07%    Lewco Securities       0
The Management Network Group   11/23/99 6,600    0.00%    $17.00   20,000     4,615   0.43%    Lewco Securities       0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1999 THROUGH FEBRUARY 29, 2000
                                                                              Total   % of
                                                                   Shares     Shares  Offering                        Shares
                               Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                      PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   02/29/00
Harris Interactive, Inc.       12/06/99 3,100    0.00%    $14.00   9,800      5,800   0.17%    Lehman Brothers, Inc.  0
Classic Communications         12/07/99 61,200   0.00%    $25.00   89,900     8,250   1.09%    Goldman, Sachs & Co.   357,000
Free Markets, Inc.             12/09/99 4,500    0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley         0
Tularik, Inc.                  12/09/99 19,900   0.00%    $14.00   50,200     6,950   0.72%    Lehman Brothers, Inc.  0
Medicalogic, Inc.              12/10/99 3,300    0.00%    $17.00   8,000      5,300   0.15%    BancBoston Robertson   0
Tritel, Inc.                   12/13/99 5,900    0.00%    $18.00   23,000     9,375   0.25%    Goldman, Sachs & Co.   0
Xpedior, Inc.                  12/16/99 2,200    0.00%    $19.00   7,000      8,535   0.08%    JP Morgan              0
Extensity, Inc.                01/27/00 7,400    0.00%    $20.00   23,800     4,000   0.60%    DB Clearing Services   0
Packaging Corp of America      01/27/00 494,800  0.00%    $12.00   738,500    46,250  1.60%    Goldman, Sachs & Co.   893,200
Caminus Corp.                  01/28/00 6,900    0.00%    $16.00   22,500     4,372   0.51%    DB Clearing Services   0
SBA Communications Corp.       01/28/00 153,700  0.00%    $27.00   181,300    6,000   3.02%    Lehman Brothers, Inc.  232,800
Dobson Communications Corp.    02/03/00 49,000   0.00%    $22.00   162,300    25,000  0.65%    Lehman Brothers, Inc.  124,500
Mediacom Communications        02/03/00 70,000   0.00%    $19.00   231,800    20,000  1.16%    Salomon Smith Barney   450,200
Fastnet Corp.                  02/08/00 3,400    0.00%    $12.00   11,400     4,000   0.29%    Furman, Selz, Magerdie 0
Rural Cellular Corp.           02/08/00 73,100   0.00%    $61.88   85,600     2,390   3.58%    Merrill Lynch          117,800
Landacorp, Inc.                02/09/00 1,600    0.00%    $10.00   5,900      3,500   0.17%    Lewco Securities       1,600
Organic, Inc.                  02/09/00 10,400   0.00%    $20.00   35,200     5,500   0.64%    Goldman, Sachs & Co.   0
Cypress Communications         02/10/00 15,300   0.00%    $17.00   23,100     10,000  0.23%    Bear Stearns           0
Lante Corp.                    02/10/00 11,200   0.00%    $20.00   37,600     4,000   0.94%    CS First Boston Corp.  0
Witness Systems                02/10/00 2,200    0.00%    $20.00   7,400      3,800   0.19%    Lewco Securities       0
Diversa Corp.                  02/14/00 14,400   0.00%    $24.00   26,100     7,250   0.36%    Bear Stearns           14,000
Compucredit Corp.              02/16/00 130,900  0.00%    $33.50   154,200    4,600   3.35%    JP Morgan              275,300
Eloquent Inc.                  02/17/00 7,900    0.00%    $16.00   26,800     4,500   0.60%    Piper Jaffray, Inc.    0
Hotel Reservations Network     02/25/00 23,000   0.00%    $16.00   27,000     5,400   0.50%    Allen & Co.            23,000

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 2000 THROUGH MARCH 31, 2000
                                                                              Total   % of
                                                                   Shares     Shares  Offering                        Shares
                               Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                      PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   03/31/00
Register.Com                   03/03/00 6,300    0.00%    $24.00   26,000     5,000   0.52%    DB Clearing Services   0
Prime Response                 03/03/00 6,500    0.00%    $18.00   29,100     3,500   0.83%    Robertson Stephens     147,700
Versata                        03/03/00 5,300    0.00%    $24.00   23,300     3,850   0.61%    Thomas Weisel Partners 0
Net2000 Communication, Inc.    03/06/00 31,800   0.00%    $20.00   144,300    10,000  1.44%    Goldman, Sachs & Co.   96,800
First World Communications     03/07/00 19,400   0.00%    $17.00   87,800     10,000  0.88%    Lehman Brothers, Inc.  80,300
PSI Technologies Holdings      03/16/00 1,900    0.00%    $16.00   8,600      3,500   0.25%    Lewco Securities       0
Intrabiotics Pharmaceuticals   03/28/00 4,700    0.00%    $15.00   13,800     7,500   0.18%    DB Clearing Services   0
Predictive Systems, Inc.       03/30/00 239,000  0.00%    $43.00   395,900    3,800   10.42%   Goldman, Sachs & Co.   239,000

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.